Exhibit 99.2

Business Updates | Sempra Texas

High Growth Potential

- EIA's latest short-term energy outlook for ERCOT forecasts 5% load growth between 2024 and 2025[1]

Strong Operational Performance

- In Q3-2024, Oncor:
  - Built, re-built, or upgraded over 800 miles of T+D lines
  - Increased premise count by 19,000, continue to expect 2% long-term premise growth rate
  - Achieved a 38% year-over-year increase in new transmission point of interconnection requests

Incremental Investment Opportunities

- Material growth opportunities have emerged since Oncor announced its $24B capital plan:[2]
  - Additional distribution investment to support economic expansion and population growth
  - Transmission investment for high growth areas, grid reliability, and voltage support projects
  - Oncor SRP for $3B of incremental CapEx[3]
  - 50% increase in new large C&I point of interconnection requests year-over-year
- Expect to announce Oncor's new 5-year capital plan on our Q4-2024 call:
  - Estimated 40% – 50% higher than current plan[2]

1. EIA forecast for load across all ERCOT customers. As of October 3, 2024.
2. Reflects 100% of Oncor's $24.2B 2024 – 2028 capital plan announced in February of 2024. Oncor's capital plan and expectations regarding potential increases to its capital investments are based on a number of assumptions, the failure of any of which to be accurate could materially impact Oncor's planned or actual capital expenditures and their potential impact on rate base growth.
3. PUCT Docket No. 56545. Subject to PUCT approval. Amount reflects proposed CapEx in unopposed settlement agreement.

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Sempra Texas | Permian Basin Reliability Plan[1]

Key Highlights

- ERCOT forecasts Permian Basin peak load to quadruple to 26.4 GW by 2038
  - Significant demand growth from large C&I, technical manufacturing, data centers, and cryptomining
- PUCT approved the Permian Basin Reliability Plan in September 2024
  - ✓ All common projects approved to be completed by 2030
  - At least $13B of investment
  - PUCT will decide on what import paths to use for 2038 by May 1, 2025 (345-kV or 765-kV)

High Growth in Permian Basin


Map Legend
Existing Substation
New Substation
Upgraded Substation
Import Paths
Note: Gray = Oncor Transmission Footprint
White River
Long Draw
Lamesa
Faraday
Clearfork Rockhound
New Substation 2
Drill Hole
Border
Moss
Central Bluff
Sam Switch
Longshore
Sand Lake
Twin Butte
Comanche Switch
Long Draw
Faulkner
Toyah Creek
New Substation 1
Nevil Road
Bakersfield
Big Hill
Bell East
Solstice
White Baker
Bottlebrush
Hamilton
Fowlerton

Projected Load (GW)	2023A[2]	2038E	CAGR
Permian Basin	6.6	26.4	9.7%

As one of the largest utilities in the Permian Basin, Oncor is well-positioned to advance Texas' goal of expanding its network to support significantly higher electricity demand

1. The ERCOT Permian Basin Reliability Plan Final Study was filed with the PUCT dated July 25, 2024 and the PUCT order approving the Reliability Plan dated October 5, 2024. Both were published in PUCT Docket No. 55718. Amount reflects full plan, not indicative of final projects Oncor may receive. Ownership, operation and construction of each project in the Permian Basin Reliability Plan will be determined by the PUCT. ERCOT recommended project assignments were published on October 18, 2024 in PUCT Docket No. 57152.
2. Actual 2023 ERCOT peak load data for Permian Basin Region.

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1 Sempra Texas | ERCOT High-Capacity Grid Overlay Key Highlights EHV 765-kV Infrastructure Plan ▪ ERCOT proposes new 765-kV extra-high voltage grid to support increased demand and new generation ▪ Increased transfer capability, lower line losses, higher flexibility of generation resource siting ▪ Phase 1 would include Permian Basin Reliability Plan 765-kV lines as well as connections in Eastern and Central Texas • 3,279 miles • 15 substations ▪ Phase 2 would include connections in the Texas Panhandle and Rio Grande Valley • 1,202 miles • 5 substations ▪ Plan expected to be published by ERCOT in Q1-2025 In addition to a significant increase in near-term capital deployment, Oncor is well-positioned to provide transmission infrastructure to support growth in Texas through the next decade and beyond | 7 1. ERCOT EHV Infrastructure Initiative Update as of September 25, 2024. Potential lines are contemplated and subject to change and PUCT approval.